WINDSORTECH, INC.

                          ACTION BY CONSENT IN WRITING
                          OF A MAJORITY OF STOCKHOLDERS

         The undersigned, being the holders of a majority of the issued and outstanding stock of WindsorTech, Inc., a Delaware Corporation, consent to the following resolution in accordance with Section 228 of the General Corporation Law of the State of Delaware and Article I, Paragraph 9 of the Amended and Restated By-Laws of the Corporation with the full force and effect as if the resolutions set forth herein had been duly adopted at a meeting of the Stockholders.

         WHEREAS, the Corporation has determined that it is in need of additional capital to further its business plans and objectives and to complete contemplated strategic acquisition(s); and

         WHEREAS, the Corporation has sought multiple avenues of funding for which to obtain such capital; and

         WHEREAS, the Corporation has determined that entry into a series of Agreements with Barron Partners LP, inclusive of a Stock Purchase Agreement is in the best interest of the Corporation.

         NOW THEREFORE BE IT

         RESOLVED, the undersigned being the majority Shareholders of the Corporation hereby approve the transaction with Barron, as more particularly described in the Agreements between Barron Partners LP and the Corporation.

         IN WITNESS WHEREOF, the undersigned stockholders of the Corporation have executed this consent on this __19th _day of May, 2004 at __12:12__ a.m./p.m.

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Marc Sherman                                            Edward L. Cummings


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Seth Grossman                                           R. Keith Elliot